FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)        November 13, 2006
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                                Tower Group, Inc.
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             (Exact name of registrant as specified in its charter)

          Delaware                   000-50990              13-3894120
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(State or other jurisdiction or   Commission File   (IRS Employer Identification
       incorporation)                 Number:                  No.)

    120 Broadway, 31st Floor, New York, NY                           10271
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    (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code           (212) 655-2000
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         (Former name or former address, if changed since last report.)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))


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Item 1.01 Entry into a Material Definitive Agreement

On November 13, 2006, the Company entered into a Stock Purchase Agreement (the "Acquisition Agreement") to acquire all of the outstanding shares of stock of Preserver Group, Inc. ("Preserver"). The sellers are certain individuals and trusts and companies affiliated with them. The Company agreed to pay $68,250,000, subject to adjustment for certain expenses and book value adjustments, to the sellers. This amount will be used to acquire the outstanding shares and to satisfy all outstanding debt of Preserver owed to the sellers. Approximately $12 million of trust preferred securities will remain outstanding as a liability of Preserver. An additional purchase price of up to $13 million may be payable approximately three years following the closing if Preserver has favorable development on its loss and loss adjustment expense reserves as of June 30, 2006.

The Acquisition Agreement contains representations, warranties, covenants and indemnities which are customary for this type of transaction. The closing of the transaction is subject to regulatory approval and other customary closing conditions. The Acquisition Agreement may be terminated by the Company or the sellers if the closing does not occur before June 30, 2007.

On November 13, 2006, the Company entered into a Stock Purchase Agreement (the "Preferred Stock Purchase Agreement") with CastlePoint Reinsurance Company, Ltd. ("CastlePoint Re") pursuant to which the Company agreed to issue and sell 40,000 shares of non-cumulative convertible perpetual preferred stock (the "Preferred Stock") to CastlePoint Re for aggregate consideration of $40 million. The Preferred Stock Purchase Agreement provides for the closing of the issuance and sale of the Preferred Stock to occur on December 4, 2006. The Preferred Stock will have a liquidation preference of $1,000 per share. Dividends will be non-cumulative and will be payable quarterly at the rate of 8.66% per annum. If dividends on the Preferred Stock are not declared and paid for any period, no dividends may be declared on the Company's common stock for such period. The Preferred Stock is redeemable by the Company at any time, in whole or in part, at a price per share equal to the liquidation preference plus declared and unpaid dividends. If the Company completes an underwritten public offering of common stock in the future, 30,000 shares of the Preferred Stock will be mandatorily convertible into the Company's common stock and the other 10,000 shares of Preferred Stock will be convertible into the Company's common stock at the option of the holder, in each case at a price per share of common stock equal to the price per share in the public offering. In the event of a change in control of the Company, the Preferred Stock will also be convertible at the option of the holder into shares of the Company's common stock worth $40 million (plus declared and unpaid dividends), valued at the value per share of common stock in the change in control transaction. The Preferred Stock will have no voting rights except as required by law, except that if the Company fails to pay six dividends, whether or not consecutive, the holders of the Preferred Stock, voting as a separate class, will be entitled to elect one director to the Company's board of directors until the Company has thereafter paid in full at least four dividends, whether or not consecutive.

In connection with the issuance and sale of the Preferred Stock, the Company agreed to pay a placement fee to CastlePoint Re, in an amount of up to $400,000. The Preferred Stock Purchase Agreement includes customary representations, warranties, covenants and indemnities for transactions of this nature.


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CastlePoint Re has agreed not to transfer any of the shares of Preferred Stock or any shares of common stock issued upon conversion of the Preferred Stock for a period of 180 days after the date of the Preferred Stock Purchase Agreement. At the closing of the issuance of the Preferred Stock, the Company and CastlePoint Re will enter into a registration rights agreement pursuant to which the Company will agree to file a registration statement to register the resale of the Preferred Stock and any shares of common stock that are issued upon conversion of the Preferred Stock, on up to two separate occasions if required by CastlePoint Re, and to grant CastlePoint Re unlimited "piggyback" rights to have the Preferred Stock and any shares of common stock that are issued upon conversion of the Preferred Stock included in other registration statements filed to register other securities of the Company.

Item 3.02 Unregistered Sales of Equity Securities

Please see the third, fourth and fifth paragraphs under Item 1.01 above. The Preferred Stock was issued in a private placement in reliance on Regulation D under the Securities Act of 1933, as amended, in reliance on the absence of general solicitation or general advertising and on the provisions of the Preferred Stock Purchase Agreement, including the representations and warranties made by CastlePoint Re and the provisions restricting transfers.

The following exhibits are filed as part of this report.

Number                                      Description
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99.1 Copy of press release issued by Tower Group, Inc. dated November 14, 2006.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                        Tower Group, Inc.
                                                 -------------------------------
                                                          (Registrant)

Date     November 14, 2006
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                                                   /s/ Stephen L. Kibblehouse
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                                                          (Signature)
                                                   Stephen L. Kibblehouse
                                                   Senior Vice President &
                                                   General Counsel